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                                                               Exhibit 10.3(f)


POLAROID (ITALIA) S.P.A.                                POLAROID
Via Piave, 11, 21051 Arcisate (Va)
Casella Postale N. 7
Tel.: (0332) 47-00-31; Telegrams: Polaroid
Telex: 380476

To: Mr. Gianfranco Palma

Arcisate, July 1987


We are pleased to advise you that effective July 1, 1987 you will be given the title of Manager.

Thus, effective July 1, 1987, your work relationship shall be governed by the National Collective Bargaining Agreement of December 22, 1981 and by the National Agreement for Managers of Commercial Businesses dated April 22, 1986.

Effective the same date, your gross monthly compensation will increase

         From ITL.  4,182,357

         To ITL.    4,643,000

The new gross monthly compensation is broken down as follows:

         Base salary                     ITL.        2,200,000
         Cost of living                    "           809,003
         allowance
         Personal bonus                    "         1,290,071
         8% increase component             "           343,926
         TOTAL                           ITL.        4,643,000
         -----

It is understood that the amount paid to you as a personal bonus may be incorporated up to the full amount, for all intents and purposes, in the event of a revision to the agreement and/or regulations and/or laws, excluding, of course, any changes in compensation due to cost of living allowances or seniority increases.

Best regards,

/ss/
POLAROID (Italia) S.p.A.



Postal checking acct. 19670215 - Milan Chamber of Commerce No. 575131; Registered with the Court of Milan under No. 110350; Varese Chamber of Commerce No. 134358
Registered offices: Piazza Meda, 5, Milan; Authorized capital: Lit. 200,000,000 Credito Italiano, Varese - Cassa di Risparmio delle Provincie Lombarde, Arcisate
(VA)
Banco di Roma, Varese - Banca Commerciale Italiana, Varese - Citibank NA, Milan